Exhibit 23.1

CONSENT OF INDEPENDENT REGISTERED PUBLIC ACCOUNTING FIRM
We consent to the incorporation by reference in the following Registration Statements:
(1)	Registration Statement (Form S-8 No. 333-56933) pertaining to the OncoGenex Pharmaceuticals, Inc. Incentive Stock Option, Nonqualified Stock Option and Restricted Stock Purchase Plan-1991;
(2)	Registration Statement (Form S-8 No. 333-87897) pertaining to the OncoGenex Pharmaceuticals, Inc. Incentive Stock Option, Nonqualified Stock Option and Restricted Stock Purchase Plan-1991, 1995 Stock Option Plan for Directors, Employee Stock Purchase Plan, and 1999 Nonqualified Stock Incentive Plan;
(3)	Registration Statement (Form S-8 No. 333-49892) pertaining to the OncoGenex Pharmaceuticals, Inc. 1999 Nonqualified Stock Incentive Plan and 2000 Stock Incentive Plan;
(4)	Registration Statement (Form S-8 No. 333-56704) pertaining to the OncoGenex Pharmaceuticals, Inc. 2000 Stock Incentive Plan and 401(k) Profit Sharing Plan and Trust;
(5)	Registration Statement (Form S-8 No. 333-135697) pertaining to the OncoGenex Pharmaceuticals, Inc. 2000 Stock Incentive Plan;
(6)	Registration Statement (Form S-8 No. 333-144552) pertaining to the OncoGenex Pharmaceuticals, Inc., #2007 Performance Incentive Plan and 401(k) Profit Sharing Plan and Trust;
(7)	Registration Statement (Form S-8 No. 333-153206) pertaining to the OncoGenex Technologies, Inc. Amended and Restated Stock Option Plan;
(8)	Registration Statement (Form S-8 No. 333-168820) pertaining to the securities to be offered to employees in employee benefit plans;
(9)	Registration Statement (Form S-3 No. 333-160251) of OncoGenex Pharmaceuticals, Inc.; and
(10)	Registration Statement (Form 424B5 No. 333-160251) of OncoGenex Pharmaceuticals, Inc.
of our report dated March 10, 2011, with respect to the consolidated financial statements of OncoGenex Pharmaceuticals, Inc., and the effectiveness of internal control over financial reporting of OncoGenex Pharmaceuticals, Inc. included in this Annual Report
(Form 10-K) of OncoGenex Pharmaceuticals, Inc. for the year ended December 31, 2010.

Vancouver, Canada,	/s/ ERNST & YOUNG LLP
March 10, 2011	Chartered Accountants